Exhibit 5.2

CONSENT OF DENTONS CANADA LLP

We hereby consent to the reference to our firm in the prospectus included in this Registration Statement on Form F-10 filed with the United States Securities and Exchange Commission, on the cover page and under the captions “Eligibility for Investment”, “Certain Canadian Federal Income Tax Considerations”, “Legal Matters” and “Documents Filed as Part of the Registration Statement”. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the United States Securities Act of 1933, as amended.

/s/ Dentons Canada LLP

May 4, 2021